Exhibit 3(i)

                            CIRCUIT CITY STORES, INC.

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

         Effective February 3, 1997, as amended through October 1, 2002

                                    ARTICLE I
                                      NAME

         The name of the Corporation is Circuit City Stores, Inc.

                                   ARTICLE II
                                    PURPOSES

         The purpose for which the Corporation is organized is to engage in any lawful business not required by the Virginia Stock Corporation Act to be stated in the Articles of Incorporation.

         The Corporation shall have all of the corporate powers of any character which are not prohibited by law or required to be stated in the Articles of Incorporation.

                                   ARTICLE III
                                  CAPITAL STOCK

         A.  Authorized   Stock.   The  aggregate  number  of  shares  that  the
Corporation shall have authority to issue and the par value per share are as follows:

     Class                  Number of Shares                 Par Value

     Preferred                   2,000,000                   $ 20.00
     Common                    525,000,000                   $   .50

         B. Preemptive Rights. No holder of outstanding shares of any class of stock shall have any preemptive right with respect to (i) any shares of any class of stock of the Corporation or other security that the Corporation may determine to issue, whether the shares of stock or other security to be issued is now or hereafter authorized, (ii) any warrants, rights or options to purchase any such stock or other security, or (iii) any obligations convertible into any such stock or other security or into warrants, rights or options to purchase any such stock or other security.

                                   ARTICLE IV
                                 PREFERRED STOCK

         A. General. Certain provisions relating to the Preferred Stock and the relative rights of the Preferred Stock and the holders of the outstanding shares thereof, regardless of series, are set forth below.

            (1) Issuance in Series. The Board of Directors is authorized to issue the Preferred Stock from time to time in one or more series and to provide for the relative rights and preferences of each series by the adoption of a resolution or resolutions fixing:

                 (a)  The  maximum   number  of  shares  in  a  series  and  the
            designation of the series, which designation shall distinguish the shares thereof from the shares of any other series or class;

                 (b) The rate of dividend, the time of payment, whether dividends shall be cumulative and if so, the dates from which they shall be cumulative, and the extent of participation rights, if any;

                 (c) Any  right to vote  with  holders  of  shares  of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action; provided, however, that no holder of shares of Preferred Stock shall ever be entitled to more than one vote for each share held by him;

                 (d) The price at and the terms and  conditions  on which shares may be redeemed;

                 (e) The amount  payable upon shares in the event of involuntary liquidation;

                 (f) The amount  payable  upon shares in the event of  voluntary liquidation;

                 (g) Sinking fund  provisions  for the redemption or purchase of shares; and

                 (h) The terms and  conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and

                 (i) Any other designations,  rights, preferences or limitations that are now or hereafter permitted by the laws of the Commonwealth of Virginia and are not inconsistent with the provisions of paragraph (A)(1) of this Article.

            (2) Articles of Amendment. Before the issuance of any shares of a series of the Preferred Stock (other than shares for which provision is already made in these Amended and Restated Articles of Incorporation), Articles of Amendment establishing such series shall be filed with and made effective by the State Corporation Commission of Virginia, as required by law.

            (3) Parity of All Shares. All shares of the Preferred Stock, regardless of series, shall be identical with each other in all respects except as is permitted in paragraph (A)(1) of this Article.

            (4) Definitions. As used herein the following terms shall have the following meanings:

                 (a) "Capital  Stock"  means any capital  stock of any class or series (however designated) of the Corporation.

                 (b) "Common Stock" means the Common Stock of the Corporation.

                 (c) "Dividends  Accrued"  means,  with respect to the shares of each series of the Preferred Stock an amount equal to the dividends thereon at the annual dividend rate for such series computed from the date of issue to the date to which reference is made, plus any additional amounts provided by participation rights, whether or not such amounts or any part thereof shall have been declared or set aside to be paid and whether there shall be or have been any funds out of which such amounts might legally be paid, less the amount of dividends or participation rights declared and paid thereon.

                 (d) "Junior  Stock"  means any  Capital  Stock  ranking,  as to dividends and as to rights in liquidation, dissolution or winding up of the affairs of the Corporation, subordinate to the Preferred Stock.

                 (e) "Parity  Stock"  means any  Capital  Stock  ranking,  as to dividends and as to rights in liquidation, dissolution or winding up of the affairs of the Corporation, equally with the Preferred Stock.

                 (f) "Preferred   Stock"  means  the  Preferred  Stock  of  the
            Corporation.

                 (g) "Redemption"  means any  purchase  or  acquisition  by the
            Corporation for a consideration, of shares of the Preferred Stock, whether pursuant to an option of the Corporation or a sinking fund or otherwise, if the holder of the Preferred Stock being acquired by the Corporation is required to sell the shares the Corporation is acquiring or if, as a result of any such purchase or acquisition, the Corporation takes a credit against a sinking fund obligation.

                 (h) "Redemption  Date" means the date fixed for the Redemption of any shares of the Preferred Stock in a notice of Redemption given pursuant to paragraph (A)(7) of this Article.

                 (i) "Redemption Price" means with respect to the shares of each series of the Preferred Stock, the price at which the Corporation shall or may redeem such shares pursuant to the terms of the Articles of Serial Designation for such series.

                 (j) "Subsidiary"  means  any  corporation  a  majority  of the outstanding Voting Stock of which is owned,  directly or indirectly,
            by  the   Corporation  or  by  the   Corporation  and  one  or  more
            Subsidiaries.

                 (k) "Voting   Stock"   means  stock  of  any  class   (however
            designated) having voting power for the election of a majority of the board of directors (or other governing body) of a corporation, other than stock having such powers only by reason of the happening of a contingency.

            (5)  Dividends

                 (a) The  holders of  outstanding  shares of each  series of the
            Preferred Stock shall be entitled to receive, if, when and as declared by the Board of Directors, out of funds legally available therefor, cash dividends in accordance with the terms set forth in the amendment to these Amended and Restated Articles of Incorporation establishing such series.

                 (b) No dividends  whatsoever shall be declared or paid upon, or any sums set apart for the payment of dividends upon, any shares of Preferred Stock or Parity Stock for any dividend period unless a like proportionate dividend for the same dividend period (ratable in proportion to the respective annual dividend rates) shall have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividend upon, all outstanding shares of Preferred Stock.

                 (c) Unless  Dividends  Accrued  (to the extent  that the amount thereof shall have been determinable) on all outstanding shares of each series of the Preferred Stock for all past dividend periods and the then current period shall have been declared and paid, or declared and a sum sufficient for the payment thereof set apart, and all mandatory sinking fund payments required to be made pursuant to the terms of any series of the Preferred Stock shall have been made in full, then (i) no dividend whatsoever (other than a dividend payable solely in Junior Stock) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Stock; (ii) no other distribution shall be made upon any shares of Junior Stock; (iii) no shares of Junior Stock shall be purchased, redeemed or otherwise acquired for value by the Corporation or by any Subsidiary; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, Redemption or other acquisition for value of any shares of Junior Stock by the Corporation or any Subsidiary.

            (6) Voting Rights. No holder of outstanding shares of any series of the Preferred Stock shall be entitled to vote for the election of directors or upon any other matter, or to receive notice of or to participate in any meeting of the stockholders of the Corporation, except (i) as hereinafter provided or as provided in the amendment to these Amended and Restated Articles of Incorporation establishing such series and (ii) as may be required by law.

            (7)  Redemption.

                 (a) Redemptions of outstanding shares of any series of the Preferred Stock shall be made pursuant to the terms and conditions set forth in these Amended and Restated Articles of Incorporation or in the amendment thereto establishing such series and, unless they provide otherwise, shall be made in the manner hereinbelow set forth.

                 (b) No less  than  thirty  (30) nor more than  sixty  (60) days prior to the Redemption Date notice of Redemption shall be given by first class mail, postage prepaid, to the holders of record of the outstanding shares of the Preferred Stock being redeemed at their last known post office addresses shown in the Corporation's stock transfer records. The notice of Redemption shall set forth the paragraph or paragraphs of these Amended and Restated Articles of Incorporation, or the amendment thereto establishing the series of which such shares are a part; pursuant to which the shares are being redeemed, the number of shares to be redeemed, the date fixed for Redemption, the Redemption Price, and the place or places where certificates representing shares to be redeemed may be surrendered. In case less than all of the outstanding shares of a series are to be redeemed (i) the shares to be redeemed shall be selected by lot or redeemed ratably or in such other equitable manner as the Board of Directors may determine, and (ii) the notice of Redemption shall set forth the numbers of the certificates representing shares to be redeemed and if less than all of the shares represented by any such certificate are to be redeemed, the number of shares to be redeemed which are represented by such certificate.

                 (c) If notice of  Redemption of any  outstanding  shares of any series of the Preferred Stock shall have been duly mailed as hereinabove provided, then on or before the Redemption Date the Corporation shall deposit cash sufficient to pay the Redemption Price of such shares in trust for the Benefit of the holders of the shares to be redeemed in any bank or trust company in the City of Richmond, Virginia, having capital and surplus aggregating at least $50,000,000 as of the date of its most recent report of financial condition and named in such notice, with irrevocable instructions and authority to apply such amount to the Redemption of the shares so called for Redemption against surrender for cancellation of the certificates representing such shares. From and after the time of such deposit all shares for the Redemption of which such deposit shall have been so made shall, whether or not the certificates therefor shall have been surrendered for cancellation, be no longer deemed to be outstanding for any purpose and all rights with respect to such shares shall thereupon cease and terminate except the right to receive payment of the Redemption Price, but without interest. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any fund so deposited and unclaimed at the end of five years from the Redemption Date shall be repaid to the Corporation, free of trust, and the holders of the shares called for Redemption who shall not have surrendered their certificates representing such shares prior to such repayment shall be deemed to be unsecured creditors of the Corporation for the amount of the Redemption Price and shall look only to the Corporation for payment thereof, without interest, subject to the laws of the Commonwealth of Virginia.

                 (d) The  Corporation  shall  also  have the  right  to  acquire outstanding shares of any series of the Preferred Stock otherwise than by Redemption, from time to time, for such consideration as may be acceptable to the holders thereof; provided, however, that if all Dividends Accrued on all outstanding shares of such series shall not have been declared and paid or declared and a sum sufficient for the payment thereof set apart, neither the Corporation nor any Subsidiary shall so acquire any shares of such series except in accordance with a purchase offer made on the same terms to all the holders of the outstanding shares of such series.

                 (e) Shares of any series of the Preferred Stock purchased, redeemed or otherwise acquired by the Corporation shall constitute authorized but unissued shares of Preferred Stock but undesignated as to series, as provided by law, and, unless otherwise provided in these Amended and Restated Articles of Incorporation or in the amendment thereto establishing such series of the Preferred Stock, may be reissued by the Corporation.

            (8) Liquidation. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of each series of the Preferred Stock then outstanding shall be entitled to be paid in cash out of the net assets of the Corporation, including its capital, an amount equal to the Redemption Price and no more, before any distribution or payment shall be made to the holders of shares of Junior Stock and after payment to the holders of the outstanding shares of each series of the Preferred Stock of the amounts to which they are respectively entitled, the balance of such assets, if any, shall be paid to the holders of Junior Stock according to their respective rights. For the purposes of the preceding sentence, neither the consolidation of the Corporation with nor the merger of the Corporation into any other corporation, nor the sale, lease or other disposition of all or substantially all of the Corporation's properties and assets shall, without further corporate action, be deemed a liquidation, dissolution or winding up of the affairs of the Corporation. If the net assets of the Corporation are insufficient to pay the holders of the outstanding shares of each series of the Preferred Stock the full amounts to which they are respectively entitled, the entire net assets of the Corporation remaining shall be distributed ratably to the holders of the outstanding shares of the Preferred Stock in proportion to the full amounts to which they are respectively entitled.

            (9) Conflicting Provisions. Subsequent to the date these Amended and Restated Articles of Incorporation become effective the Corporation may issue one or more series of Preferred Stock. In the event that any of the foregoing provisions of these Amended and Restated Articles of Incorporation conflict with the provisions of the amendment thereto establishing a series of the Preferred Stock, then, as to such series, the specific provisions which relate to it, and not the general provisions hereinabove set forth, shall control.

         B. Series E Preferred Stock.

            The Board of Directors of the Corporation has heretofore designated 500,000 shares of the Preferred Stock as the Cumulative Participating Preferred Stock, Series E ("Series E Stock"). Such number may from time to time be decreased (but not below the number of shares of Series E Stock then outstanding) by the Board of Directors of the Corporation. In addition to any relative rights and preferences hereinabove granted, the relative rights and preferences of such series and the holders of the outstanding shares thereof are as set forth in paragraphs (C)(1) through (C)(5) of this Article.

            (1)  Dividends and Distributions.

                 (a) The holders of shares of the Series E Stock,  in preference to the holders of shares of the Common Stock and of any other Junior Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day (or, if not a business day, the preceding business day) of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of the Series E Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $4.00 or
            (b) subject to the provision for adjustment hereinafter set forth, 400 times the aggregate per share amount of all cash dividends, and 400 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Series E Stock. In the event the Corporation shall at any time after January 1, 1997 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount per share to which holders of shares of the Series E Stock shall be entitled under clause (b) of the preceding sentence shall be adjusted by multiplying the amount per share to which holders of shares of the Series E Stock were entitled immediately prior to such event under clause (b) of the preceding sentence by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (b) The Corporation shall declare a dividend or distribution on the  Series E Stock  as  provided  in  paragraph  (C)(1)(a)  of this
            Article immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $4.00 per share on the Series E Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                 (c) Dividends shall begin to accrue and be cumulative on outstanding shares of the Series E Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of the Series E Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of the Series E Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of the Series E Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of the Series E Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

            (2) Voting Rights. Except to the extent provided by law, the holders of shares of the Series E Stock shall not be entitled (i) to vote on any matter or (ii) to receive notice of, or to participate in, any meeting of shareholders of the Corporation at which they are not entitled to vote.

            (3) Certain Restrictions.


                 (a) Whenever quarterly dividends or other dividends or distributions payable on the Series E Stock as provided in paragraph
            (C)(1) of this Article are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of the Series E Stock outstanding shall have been paid in full, the Corporation shall not:

                      (i) declare, set apart or pay dividends on or make any other distributions on the Common Stock or any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series E Stock;

                      (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Stock, except dividends paid ratably on the Series E Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

                      (iii) redeem or purchase or otherwise acquire for consideration shares of the Series E Stock, any such parity stock or any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series E Stock, or set aside for or pay to any sinking fund therefor.

                 (b) The  Corporation  shall not  permit any  subsidiary  of the
            Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (C)(3)(a) of this Article, purchase or otherwise acquire such shares at such time and in such manner.

            (4) Reacquired Shares. Any shares of the Series E Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, par value $20.00 per share, and may be reissued as a new series or a part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of an existing series of Preferred Stock.

            (5) Redemption.

                 (a) The Corporation may, at its option and at any time and from time to time after April 14, 2058, redeem all or any portion of the outstanding shares of Series E Stock.

                 (b) The redemption  price shall be an amount per share equal to the greater of (i) $100,000.00 or (ii) subject to the provision for adjustment hereinafter set forth, 400 times the current market price per share of Common Stock on the date fixed for redemption, plus in each such case an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date fixed for redemption. The current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive trading days immediately prior to such date. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange ("NYSE") or, if the Common Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations Systems ("NASDAQ") or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock. If no professional market maker is then making a market in the Common Stock, the current market price per share of the Common Stock shall be deemed to be $1.00. As used herein, the term trading day shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a business day. In the event the Corporation shall at any time after January 1, 1997 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount per share to which holders of shares of the Series E Stock shall be entitled under the provisions of the first sentence of this paragraph shall be adjusted by multiplying the amount per share to which holders of shares of the Series E Stock should have been entitled immediately prior to such event under the provisions of the first sentence of this paragraph by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (c) In case less than all of the outstanding shares of Series E
            Stock are to be redeemed, not more than 60 days prior to the date fixed for redemption the Corporation shall select the shares to be redeemed. Such shares shall be selected by lot or designated ratably or in such other equitable manner as the Corporation may determine. The Corporation in its discretion may select the particular certificates (if there are more than one) representing shares registered in the name of a holder that are to be redeemed.

                 (d) Not less  than 30 nor more  than 60 days  prior to the date fixed for redemption, notice of redemption shall be given by first class mail, postage prepaid, to the holders of record of the outstanding shares of the Series E Stock to be redeemed at their last known addresses shown in the Corporation's share transfer records. The notice of redemption shall set forth the paragraph of this Article pursuant to which the shares are being redeemed, the number of shares to be redeemed, the date fixed for redemption, the applicable redemption price, and the place or places where certificates representing shares to be redeemed may be surrendered. In case less than all of the outstanding shares of the Series E Stock are to be redeemed the notice of redemption shall also set forth the numbers of the certificates representing shares to be redeemed and, in case less than all shares represented by any such certificate are to be redeemed, the number of shares represented by such certificate to be redeemed.

                 (e) If notice of redemption of any outstanding shares of Series
            E Stock shall have been duly mailed as herein provided, then on or before the date fixed for redemption the Corporation shall deposit cash sufficient to pay the redemption price of such shares in trust for the benefit of the holders of the shares to be redeemed with any bank or trust company in the City of Richmond, Commonwealth of Virginia, having capital and surplus aggregating at least $50,000,000 as of the date of its most recent report of financial condition and named in such notice, to be applied to the redemption of the shares so called for redemption against surrender for cancellation of the certificates representing such shares. From and after the time of such deposit all shares for the redemption of which such deposit shall have been made shall, whether or not the certificates therefor shall have been surrendered for cancellation, no longer be deemed to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate except the right to receive payment of the redemption price but without interest. Any interest earned on funds so deposited shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of five years from the date fixed for redemption shall be repaid to the Corporation, free of trust, and the holders of the shares called for redemption who shall not have surrendered their certificates representing such shares prior to such repayment shall be deemed to be unsecured creditors of the Corporation for the amount of the redemption price and shall look only to the Corporation for payment thereof, without interest, subject to the laws of the Commonwealth of Virginia.

                 (f) The  Corporation  shall  also  have the  right  to  acquire outstanding shares of Series E Stock otherwise than by redemption pursuant to paragraph (C)(5)(a) of this Article, from time to time for such consideration as may be acceptable to the holders thereof; provided, however, that if all dividends accrued on all outstanding shares of Series E Stock shall not have been declared and paid or declared and a sum sufficient for the payment thereof set apart, neither the Corporation nor any subsidiary shall so acquire any shares of Series E Stock except in accordance with a purchase offer made on the same terms to all the holders of the outstanding shares of Series E Stock.

            (6) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of the Series E Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 400 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation shall at any time after January 1, 1997 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of the Series E Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                   ARTICLE V
                                  COMMON STOCK

         A. General. Certain relative rights of the Common Stock and the holders of the outstanding shares thereof are set forth below.

            (1) Dividends. Subject to the provisions hereinabove set forth with respect to the Preferred Stock and to the provisions contained in the Articles of Serial Designation for any series of the Preferred Stock, the holders of outstanding shares of the Common Stock shall be entitled to receive dividends if, when and as declared by the Board of Directors out of funds legally available therefor.

            (2) Voting Rights. The holders of outstanding shares of the Common Stock shall, to the exclusion of the holders of any other class of stock of the Corporation, have the sole and full power to vote for the election of directors and for all other purposes without limitation, except (i) as otherwise provided herein or in the Articles of Serial Designation as applicable to any series of the Preferred Stock, and (ii) as may be required by law. The holders of outstanding shares of the Common Stock shall be entitled to one vote on each matter to be voted upon by the shareholders for each share of the Common Stock which they hold.

         B. Redesignation of Existing Common Stock. As of the effective date of the Articles of Amendment pursuant to which this Section B was added to these Amended and Restated Articles of Incorporation, and without any further action on the part of the Corporation or its shareholders, each share of the Common Stock immediately theretofore designated Circuit City Stock shall automatically be redesignated, changed and converted into one share of Common Stock.

                                    ARTICLE VI
                                    DIRECTORS

         The number of directors shall be fixed by the bylaws. In the absence of such a provision in the bylaws, the number of directors shall be ten. In no event, however, shall the number of directors exceed seventeen. The directors of the corporation shall be divided into three classes as nearly equal in number as possible. The term of office of the first class of directors shall expire at the first annual meeting of stockholders after the initial election dividing directors into such classes, that of the second class shall expire at the second annual meeting after such election and that of the third class at the third annual meeting after such election. At each annual meeting of stockholders, successors to the class of directors whose terms shall then expire and any other nominees for election as a director of such class shall be elected to hold office until the third succeeding annual meeting. If the number of directors is changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. Notwithstanding the foregoing, if the holders of one or more series of Preferred Stock voting as a separate class shall become entitled to elect members of the Board pursuant to the provisions of the Articles of Serial Designation for such series, the terms of all members of the Board of Directors previously elected shall expire at the time of such election and each director shall then serve until the next meeting of stockholders at which directors are elected; and whenever the holders of any series of Preferred Stock are no longer entitled to so elect directors voting as a separate class, all of the directors shall be elected by classes at the next annual meeting of stockholders held for such purpose in the manner provided hereinabove in this paragraph with respect to the initial election dividing directors into such classes. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose terms shall then expire and any other nominees for election as a director of such class shall be elected to hold office until the third succeeding annual meeting. The aggregate number of vacancies resulting from an increase in the number of directors which may be created and filled by action of the Board of Directors between annual meetings of stockholders shall be limited to two.

                                ARTICLE VII
                              INDEMNIFICATION

            A.   Definitions.For   purposes  of  this   Article  the   following
definitions shall apply:

                 "Corporation" means this Corporation only and no predecessor entity or other legal entity.

                 "Expenses" include counsel fees, expert witness fees, and costs of investigation, litigation and appeal, as well as any amounts expended in asserting a claim for indemnification.

                 "Liability" means the obligation to pay a judgment, settlement, penalty, fine, or other such obligation, including, without limitation, any excise tax assessed with respect to an employee benefit plan.

                 "Legal Entity" means a corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

                 "Predecessor Entity" means a legal entity the existence of which ceased upon its acquisition by the Corporation in a merger or otherwise.

                 "Proceeding"  means  any  threatened,   pending,  or  completed
action, suit, proceeding or appeal whether civil, criminal, administrative or investigative and whether formal or informal.

            B. Indemnification of Directors and Officers.  The Corporation shall indemnify and may contract in advance to indemnify an individual who is, was or is threatened to be made a party to a proceeding because he is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving the Corporation or any other legal entity in any capacity at the request of the Corporation against all liabilities and reasonable expenses incurred in the proceeding except such liabilities and expenses as are incurred because of his willful misconduct or knowing violation of the criminal law (regardless of whether the proceeding is by or in the right of the Corporation). The determination that indemnification under this Paragraph B is permissible and the evaluation as to the reasonableness of expenses in a specific case shall be made, in the case of a director, as provided by law, and in the case of an officer, as provided in Paragraph C of this Article; provided, however, that if a majority of the directors of the Corporation has changed after the date of the alleged conduct giving rise to a claim for indemnification, such determination and evaluation shall, at the option of the person claiming indemnification, be made by special legal counsel agreed upon by the Board of Directors and such person. Unless a determination has been made that indemnification is not permissible, the Corporation shall make advances and reimbursements for expenses incurred by a director or officer in a proceeding upon receipt of an undertaking from him to repay the same if it is ultimately determined that he is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of the director or officer and shall be accepted without reference to his ability to make repayment. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that a director or officer acted in such a manner as to make him ineligible for indemnification.

            C. Indemnification of Others. The Corporation may, to a lesser extent or to the same extent that the Corporation is required to provide indemnification and make advances and reimbursements for expenses to its
directors  and  officers,   provide   indemnification   and  make  advances  and
reimbursements for expenses to its employees and agents, the directors, officers, employees and agents of its subsidiaries and predecessor entities, and any person serving any other legal entity in any capacity at the request of the Corporation, and, if authorized by general or specific action of the Board of Directors, may contract in advance to do so. The determination that indemnification under this Paragraph C is permissible, the authorization of such indemnification and the evaluation as to the reasonableness of expenses in a specific case shall be made as authorized from time to time by general or specific action of the Board of Directors, which action may be taken before or after a claim for indemnification is made, or as otherwise provided by law. No person's rights under Paragraph B of this Article shall be limited by the provisions of this Paragraph C.

            D. Miscellaneous. Every reference in this Article to persons who are or may be entitled to indemnification shall include all persons who formerly occupied any of the positions referred to and their respective heirs, executors and administrators. Special legal counsel selected to make determinations under this Article may be counsel for the Corporation. Indemnification pursuant to this Article shall not be exclusive of any other right of indemnification to which any person may be entitled including indemnification pursuant to a valid contract, indemnification by legal entities other than the Corporation and indemnification under policies of insurance purchased and maintained by the Corporation or others. However, no person shall be entitled to indemnification by the Corporation to the extent he is indemnified by another, including an insurer. The Corporation is authorized to purchase and maintain insurance against any liability it may have under this Article or to protect any of the persons named above against any liability arising from their service to the Corporation or any other legal entity at the request of the Corporation regardless of the Corporation's power to indemnify against such liability. The provisions of this Article shall not be deemed to prohibit the Corporation from entering into contracts otherwise permitted by law with any individuals or legal entities, including those named above, for the purposes of conducting the business of the Corporation. If any provision of this Article or its application to any person or circumstance is held invalid by a court of competent jurisdiction, the invalidity shall not affect other provisions or applications of this Article, and to this and the provisions of this Article are severable.

                                  ARTICLE VIII
                             LIMITATION OF LIABILITY

         To the full extent that the Virginia Stock Corporation Act, as it now exists or is hereafter amended, permits the limitation or elimination of the liability of directors or officers, a director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages.

                                 ARTICLE IX
                         VOTE TO AMEND OR RESTATE

         As to each voting group entitled to vote on an amendment or restatement of these Amended and Restated Articles of Incorporation the vote required for approval shall be (i) the vote required by the Virginia Stock Corporation Act (as applied without regard to the effect of clause (iii) of this Article) if the effect of the amendment or restatement is (a) to reduce the shareholder vote required to approve a merger, a statutory share exchange, a sale of all or substantially all of the assets of the Corporation or the dissolution of the Corporation, (b) to modify any provision of Article VI of these Amended and Restated Articles of Incorporation, or (c) to delete all or any part of this clause (i) of this Article; (ii) the vote required by the terms of these Amended and Restated Articles of Incorporation, as amended or as restated from time to time, if such terms require the approval of more than a majority of the votes entitled to be cast thereon by such voting group; or (iii) a majority of the votes entitled to be cast thereon if neither clause (i) nor clause (ii) of this
Article is applicable.